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                                                                   Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Mercantile Bancorporation Inc.:

We consent to the use of our report related to the consolidated financial statements of Roosevelt Financial Group, Inc. incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

St. Louis, Missouri
January 22, 1998